FOR IMMEDIATE RELEASE
February 1, 2007

For further information contact:
Craig Montanaro
Senior Vice President,
Director of Strategic Planning
Kearny Financial Corp.
(973) 244-4510

                             KEARNY FINANCIAL CORP.
                  REPORTS SECOND QUARTER 2007 OPERATING RESULTS

Fairfield,  New Jersey,  February 1, 2007 - Kearny Financial Corp.  (NASDAQ GSM:
KRNY) (the "Company"), the holding company of Kearny Federal Savings Bank (the "Bank"), today reported net income for the quarter ended December 31, 2006 of $547,000, or $0.01 per share. The results represent a decrease of $379,000 compared to net income of $926,000, or $0.01 per share, for the quarter ended September 30, 2006 and a decrease of $1.8 million compared to net income of $2.3 million, or $0.03 per share, for the quarter ended December 31, 2005. Net income for the six months ended December 31, 2006 was $1.5 million, or $0.02 per share, a decrease of $3.8 million from $5.3 million, or $0.07 per share, for the six months ended December 31, 2005.

Kearny Federal Savings Bank operates from its administrative headquarters in Fairfield, New Jersey, and 26 retail branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Essex, Union and Ocean counties, New Jersey. At December 31, 2006, Kearny Financial Corp. had total assets, deposits and stockholders' equity of $2.02 billion, $1.48 billion and $471.3 million, respectively.

The following is an overview of the Company's financial results for the quarter ended December 31, 2006:

Net Interest Income
-------------------

Net interest income during the quarter ended December 31, 2006 was $11.2 million, a decrease of $504,000, or 4.3%, compared to net interest income of $11.7 million during the quarter ended September 30, 2006 and a decrease of $1.3 million, or 10.4%, compared to net interest income of $12.5 million during the quarter ended December 31, 2005. The Bank's net interest margin for the quarter ended December 31, 2006 was 2.39%, compared to 2.53% for the quarter ended September 30, 2006 and 2.61% for the quarter ended December 31, 2005. The decrease in net interest income between linked quarters and year-over-year resulted primarily from a significant increase in the Bank's cost of deposits partially offset by an increase in interest income.

Interest income increased $803,000, or 3.4%, to $24.1 million during the quarter ended December 31, 2006 compared to $23.3 million during the quarter ended September 30, 2006 and increased $2.1 million, or 9.5%, compared to $22.0 million during the quarter ended December 31, 2005. Interest expense increased $1.3 million, or 11.2%, to $12.9 million for the quarter ended December 31, 2006 compared to $11.6 million for the quarter ended September 30, 2006 and increased $3.4 million, or 35.8%, compared to $9.5 million for the quarter ended December 31, 2005.

Interest income from loans increased $764,000 to $11.1 million during the quarter ended December 31, 2006, compared to $10.3 million during the quarter ended September 30, 2006 and increased $2.6 million compared to $8.5 million during the quarter ended December 31, 2005. The increases resulted from continuing implementation of the Bank's business plan which calls for increasing the loan portfolio while reducing the securities portfolio. The loan portfolio constituted 41.0% of average interest-earning assets for the quarter ended December 31, 2006, as compared to 39.1% and 32.0% for the quarters ended
September 30, 2006 and December 31, 2005, respectively. Meanwhile, the securities portfolio constituted 45.4% of average interest-earning assets for the quarter ended December 31, 2006, as compared to 49.3% and 64.3% for the quarters ended September 30, 2006 and December 31, 2005, respectively. Interest income from mortgage-backed securities, securities and other interest-earning assets was unchanged at $13.0 million for the quarters ended December 31, 2006 and September 30, 2006 and decreased $439,000 from $13.5 million for the quarter ended December 31, 2005. There was no change between linked quarters due to the temporary redeployment of cash flows from the securities portfolio into cash equivalents, which provided a better return due to the inverted Treasury yield curve, while year-over-year; the decrease resulted from a significant reduction in the securities portfolio. The Bank's average yield on average interest-earning assets for the quarter ended December 31, 2006 was 5.15%, compared to 5.04% for the quarter ended September 30, 2006 and 4.60% for the quarter ended December 31, 2005.

Interest expense from deposits increased $1.4 million to $12.1 million for the quarter ended December 31, 2006, from $10.7 million for the quarter ended September 30, 2006 and increased $3.4 million from $8.7 million for the quarter ended December 31, 2005. At various times during the year, management offered promotional rates on selected certificate of deposit maturities and tiered money market deposit accounts in an effort to retain and attract deposits. This strategy had a significant effect on the Bank's cost of funds between linked quarters and year-over-year. Midway through the quarter ended December 31, 2006, management began to back away from this strategy in an attempt to mitigate margin compression. There were decreases in interest expense attributed to borrowings of $44,000 and $50,000 between linked quarters and year-over-year, respectively, due primarily to the repayment of a Federal Home Loan Bank advance during the current quarter. The Bank's average cost of average interest-bearing liabilities for the quarter ended December 31, 2006 was 3.48%, compared to 3.20% for the quarter ended September 30, 2006 and 2.54% for the quarter ended December 31, 2005.

Non-interest Income
-------------------

Non-interest income attributed to fees, service charges and miscellaneous income increased $52,000, or 9.2%, to $620,000 for the quarter ended December 31, 2006 compared to $568,000 for the quarter ended September 30, 2006. The increase in non-interest income between linked quarters resulted primarily from higher fees and service charges from operations and the Bank's retail branch network. Non-interest income was virtually unchanged compared to the same quarter a year ago, with lower fees and service charges but higher miscellaneous income year-over-year. Non-interest income for the quarter ended December 31, 2005 totaled $617,000 and included non-recurring loan prepayment fees of $73,000.

There was a gain on sale of securities during the quarter ended December 31, 2006 of $152,000 but no gain during the comparative quarters ended September 30, 2006 or December 31, 2005.

Non-interest Expense
--------------------

Non-interest expense remained virtually unchanged at $11.2 million during the quarter ended December 31, 2006 compared to $11.1 million during the quarter ended September 30, 2006. Non-interest expense increased $1.1 million, or 10.9%, compared to $10.1 million during the quarter ended December 31, 2005.

For the quarter ended December 31, 2006 compared to the quarter ended September 30, 2006, salaries and employee benefits and directors' compensation decreased $68,000 and $96,000, respectively, while there was a nominal decrease in net occupancy expense of premises of $17,000. Between linked quarters there was an increase in miscellaneous expense and equipment expense of $246,000 and $24,000, respectively, and a small increase in advertising expense of $16,000. Included in miscellaneous expense were increases in both legal and professional and consulting fees of $118,000 and $51,000, respectively, which were attributable to ongoing evaluation and implementation of growth and diversification strategies relating to execution of the Company's business plan.

The increase in non-interest expense during the quarter ended December 31, 2006 compared to the quarter ended December 31, 2005 resulted primarily from higher salaries and employee benefits and nominal increases in net occupancy expense of premises, equipment expense and advertising expense partially offset by a decrease in directors' compensation and miscellaneous expense. Salaries and employee benefits increased $986,000 with $653,000 attributed to stock compensation plans approved by stockholders at the Company's annual meeting in October 2005 and increases of $132,000 and $104,000 resulting from employee stock ownership plan expense and pension plan expense, respectively.

Loans and Asset Quality
-----------------------

Loans receivable, net of deferred fees and costs and the allowance for loan losses, increased $50.4 million, or 6.8%, to $793.7 million at December 31, 2006 from $743.3 million at September 30, 2006. There were increases of $24.1 million in one-to-four family first mortgage loans, $2.3 million in multi-family mortgages, $21.9 million in nonresidential mortgages and $5.5 million in home equity loans. Construction loans and commercial loans decreased $2.8 million and $686,000, respectively, during the quarter.

The provision for loan losses decreased $39,000 to $119,000 during the quarter ended December 31, 2006, as compared to $158,000 during the quarter ended September 30, 2006. The provisions during both quarters resulted primarily from growth in the loan portfolio; however, improved asset quality contributed to a smaller provision during the quarter ended December 31, 2006. Total loans increased to $798.1 million at December 31, 2006 from $748.0 million at September 30, 2006. Asset quality continued to be strong as non-performing loans were $639,000, or 0.08%, of total loans at December 31, 2006 as compared to $1.0 million, or 0.14%, of total loans at September 30, 2006. The allowance for loan losses as a percentage of total loans outstanding was 0.72% at December 31, 2006 and 0.75% at September 30, 2006, reflecting allowance balances of $5.8 million and $5.6 million, respectively. The increase in the allowance balance during the current quarter included a recovery of $27,000.

Securities
----------

During the quarter ended December 31, 2006, management reclassified the Bank's entire portfolio of mortgage-backed securities and other securities, changing the entire portfolio from held to maturity to available for sale. In a Form 8-K filed January 8, 2007, the Company disclosed that it will restate the financial statements contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 2006 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006 and September 30, 2006 (collectively, the "Financial Statements") to reflect the reclassification for those reporting periods.

The effect of this change is that the securities will be reported in the Financial Statements at fair value instead of at amortized cost, which will result in a change in the value of these assets that was previously reported at March 31, 2006, June 30, 2006 and September 30, 2006. Carrying these securities at fair value will impact accumulated other comprehensive income (loss), which is a component of stockholders' equity. The adjustments to be made to the Financial Statements are non-cash in nature and do not result in changes to the income statements or previously reported total net income for any period.

Mortgage-backed securities, at amortized cost, decreased by $3.4 million, or 0.5%, to $669.8 million at December 31, 2006, from $673.2 million at September 30, 2006, due to principal repayments. Management redeployed cash flows from monthly principal and interest payments to fund loan originations during the quarter.

Securities, at amortized cost, decreased by $108.4 million, or 48.1%, to $117.0 million at December 31, 2006 compared to $225.4 million at September 30, 2006. During the quarter, management sold municipal bonds with a par value of $105.9 million recording a gain of $152,000. A decline in pre-tax income reduces the advantage of holding tax-exempt instruments and their yield was substantially below market. There was also a call of a $2.0 million trust preferred security during the quarter. Management redeployed cash flows from principal and interest payments to fund loan originations during the quarter.

Deposits
--------

Deposits increased $13.8 million, or 0.9%, to $1.48 billion at December 31, 2006, from $1.47 billion at September 30, 2006. During the quarter, interest-bearing demand deposits, particularly tiered money market deposit accounts, and certificates of deposit increased while there was a decrease in savings deposits and non-interest-bearing demand deposits. Notwithstanding the ongoing threat of loss of deposits to competitors, mid-way through the quarter management backed off a strategy of offering promotional rates on selected certificate of deposit maturities and tiered money market deposit accounts. The challenge for management continues to be balancing the rate of attrition against reducing the Bank's cost of deposits.

Federal Home Loan Bank Advances
-------------------------------

Federal Home Loan Bank advances decreased $5.2 million, or 8.5%, to $55.8 million at December 31, 2006, from $61.0 million at September 30, 2006. The reduction in borrowings resulted from the maturity of a $5.0 million advance and scheduled principal payments on amortizing advances.

Capital Management
------------------

During the quarter ended December 31, 2006, stockholders' equity decreased $16.5 million, or 3.4%, to $471.3 million from $487.8 million at September 30, 2006. The decrease was primarily the result of the stock repurchase program and reclassification of the securities portfolio from held to maturity to available for sale. The Company purchased approximately 808,000 shares at a cost of $13.1 million as treasury shares and there was a decrease of $5.4 million in accumulated other comprehensive income (loss) due to reclassification of the securities portfolio and realized gain. A cash dividend declared for payment in the quarter ending March 31, 2007 also contributed to the decrease in stockholders' equity. Partially offsetting the decrease was net income recorded during the quarter, the release of unearned ESOP shares and restricted stock plan shares and transactions resulting from the Company's stock option plan and tax benefits recorded due to vesting of restricted stock.

The Company's ratio of tangible equity to tangible assets was 20.29% at December 31, 2006. The Tier 1 capital ratio was 47.94%, far in excess of the 6.00% level required by the Office of Thrift Supervision to be classified "well-capitalized" under regulatory guidelines.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data, Unaudited)

                                                                     December 31,         September 30,
                                                                         2006                 2006
                                                                         ----                 ----
Balance Sheet Data:
Assets                                                             $      2,018,030       $   2,027,697
Net loans receivable                                                        793,663             743,336
Mortgage-backed securities available for sale                               661,898                   -
Mortgage-backed securities held to maturity                                       -             673,219
Securities available for sale                                               116,468              18,509
Securities held to maturity                                                       -             206,732
Cash and cash equivalents                                                   285,919             229,755
Goodwill                                                                     82,263              82,263
Deposits                                                                  1,480,074           1,466,289
Federal Home Loan Bank advances                                              55,801              60,954
Total stockholders' equity                                                  471,281             487,757

                                                                                  For the Three Months Ended
                                                                   ---------------------------------------------------------
                                                                     December 31,         September 30,       December 31,
                                                                         2006                 2006                2005
                                                                         ----                 ----                ----
Summary of Operations:
Interest income                                                    $         24,087       $      23,284       $      21,995
Interest expense                                                             12,903              11,596               9,507
                                                                   ----------------       -------------       -------------
Net interest income                                                          11,184              11,688              12,488
Provision for loan losses                                                       119                 158                  64
                                                                   ----------------       -------------       -------------
Net interest income after provision for loan losses                          11,065              11,530              12,424
Non-interest income (Excluding gain on sale of securities)                      620                 568                 617
Gain on sale of securities                                                      152                   0                   0
Non-interest expense                                                         11,201              11,096              10,138
                                                                   ----------------       -------------       -------------
Income before taxes                                                             636               1,002               2,903
Provision for income taxes                                                       89                  76                 577
                                                                   ----------------       -------------       -------------
Net income                                                         $            547       $         926       $       2,326
                                                                   ================       =============       =============

Per Share Data:
Net income per share - basic                                                  $0.01               $0.01               $0.03
Net income per share - diluted                                                $0.01               $0.01               $0.03
Weighted average number of common shares
  outstanding - basic                                                        69,258              69,751              71,046
Weighted average number of common shares
  outstanding - diluted                                                      69,753              70,097              71,063

Per Share Data:
Cash dividends per share (1)                                                  $0.05               $0.05               $0.05
Dividend payout ratio (2)                                                    164.72%             100.22%              42.78%

(1) Represents dividends declared per common share.
(2) Represents dividends declared per common share divided by net income.

KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data, Unaudited)

                                                                                        At the Three Months Ended
                                                                        ---------------------------------------------------------
                                                                          December 31,         September 30,       December 31,
                                                                             2006                 2006                2005
                                                                             ----                 ----                ----
Per Share Data:
Market Price                                                                 $16.06              $15.18              $12.20
Book Value                                                                    $6.58               $6.73               $6.98
Tangible Book Value                                                           $5.42               $5.59               $5.83

                                                                                        For the Three Months Ended
                                                                   ---------------------------------------------------------
                                                                          December 31,         September 30,       December 31,
                                                                             2006                 2006                2005
                                                                             ----                 ----                ----
Performance Ratios:
Return on average assets                                                      0.11%               0.18%               0.45%
Return on average equity                                                      0.45%               0.76%               1.84%
Net interest rate spread (1)                                                  1.67%               1.84%               2.06%
Net interest margin (2)                                                       2.39%               2.53%               2.61%
Average interest-earning assets to average
  interest-bearing liabilities                                              126.21%             127.38%             127.69%
Efficiency ratio (net of gain on sale of securities)                         94.90%              90.54%              77.36%
Non-interest expense to average assets                                        2.20%               2.20%               1.96%

(1) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(2) Net interest income divided by average interest-earning assets.


                                                                                 At or for the Three Months Ended
                                                                        ---------------------------------------------------------
                                                                          December 31,         September 30,       December 31,
                                                                             2006                 2006                2005
                                                                             ----                 ----                ----
Asset Quality Ratios:(1)
Non-performing loans to total loans                                           0.08%               0.14%               0.20%
Non-performing assets to total assets                                         0.04%               0.06%               0.07%
Net charge-offs to average loans outstanding                                  0.00%               0.00%               0.00%
Allowance for loan losses to total loans                                      0.72%               0.75%               0.88%
Allowance for loan losses to non-performing loans                           900.63%             547.75%             447.54%

(1) Asset quality ratios are period end ratios unless otherwise noted.

                                                                               At or for the Three Months Ended
                                                                        ---------------------------------------------------------
                                                                          December 31,         September 30,       December 31,
                                                                             2006                 2006                2005
                                                                             ----                 ----                ----
Capital Ratios:
Average equity to average assets                                             23.64%              24.32%              24.40%
Equity to assets at period end                                               23.33%              24.05%              24.55%
Tangible equity to tangible assets at period end                             20.29%              20.82%              21.18%

KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data, Unaudited)

                                                                                  For the Three Months Ended
                                                                   ---------------------------------------------------------
                                                                     December 31,         September 30,       December 31,
                                                                         2006                 2006                2005
                                                                         ----                 ----                ----
Average Balances:
Net loans receivable                                               $        766,449       $     721,782       $     611,195
Mortgage-backed securities available for sale                               675,131                   -                   -
Mortgage-backed securities held to maturity                                       -             683,681             739,275
Securities held to maturity and securities
  available for sale                                                        173,412             226,356             488,455
Other interest-earning assets                                               254,313             215,002              71,924
                                                                   -----------------      --------------      --------------
        Total interest earning assets                                     1,869,305           1,846,821           1,910,849
Non-interest-earning assets                                                 166,558             166,869             162,453
                                                                   -----------------      --------------      --------------
        Total assets                                               $      2,035,863       $   2,013,690       $   2,073,302
                                                                   =================      ==============      ==============

Interest-bearing deposits                                          $      1,422,895       $   1,388,863       $   1,434,979
FHLB advances                                                                58,189              61,006              61,451
                                                                   -----------------      --------------      --------------
        Total interest-bearing liabilities                                1,481,084           1,449,869           1,496,430
Non-interest-bearing liabilities                                             73,514              74,096              70,888
Stockholders' equity                                                        481,265             489,725             505,984
                                                                   -----------------      --------------      --------------
        Total liabilities and stockholders' equity              $         2,035,863    $      2,013,690    $      2,073,302
                                                                   =================      ==============      ==============


                                                                                  For the Three Months Ended
                                                                   ---------------------------------------------------------
                                                                     December 31,         September 30,       December 31,
                                                                         2006                 2006                2005
                                                                         ----                 ----                ----
Spread and Margin Analysis:
Average yield on:
  Net loans receivable                                                        5.78%               5.71%               5.59%
  Mortgage-backed securities available for sale                               4.78%             -                   -
  Mortgage-backed securities held to maturity                             -                       4.69%               4.55%
  Securities held to maturity and securities
    available for sale                                                        4.08%               4.04%               3.54%
  Other interest-earning assets                                               4.98%               4.96%               3.92%
Average cost of:
  Interest-bearing deposits                                                   3.40%               3.09%               2.41%
  FHLB advances                                                               5.55%               5.58%               5.58%
Net interest rate spread                                                      1.67%               1.84%               2.06%
Net interest margin                                                           2.39%               2.53%               2.61%
Average interest-earning assets to average
  interest-bearing liabilities                                              126.21%             127.38%             127.69%

KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data, Unaudited)

                                                                         For the Six Months Ended
                                                                   -------------------------------------
                                                                     December 31,         December 31,
                                                                         2006                 2005
                                                                         ----                 ----
Summary of Operations:
Interest income                                                    $         47,371       $      43,966
Interest expense                                                             24,499              18,665
                                                                   -----------------      --------------
Net interest income                                                          22,872              25,301
Provision for loan losses                                                       277                 139
                                                                   -----------------      --------------
Net interest income after provision for loan losses                          22,595              25,162
Non-interest income (Excluding gain on sale of securities)                    1,188               1,124
Gain on sale of securities                                                      152                  86
Non-interest expense                                                         22,297              19,516
                                                                   -----------------      --------------
Income before taxes                                                           1,638               6,856
Provision for income taxes                                                      165               1,566
                                                                   -----------------      --------------
Net income                                                         $          1,473       $       5,290
                                                                   =================      ==============

Per Share Data:
Net income per share - basic                                                  $0.02               $0.07
Net income per share - diluted                                                $0.02               $0.07
Weighted average number of common shares
  outstanding - basic                                                        69,505              71,049
Weighted average number of common shares
  outstanding - diluted                                                      69,901              71,058

Per Share Data:
Cash dividends per share (1)                                                  $0.10               $0.14
Dividend payout ratio (2)                                                    124.17%              52.97%

(1) Represents dividends declared per common share.
(2) Represents dividends declared per common share divided by net income.

KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data, Unaudited)

                                                                             For the Six Months Ended
                                                                       -------------------------------------
                                                                         December 31,         December 31,
                                                                             2006                 2005
                                                                             ----                 ----
Performance Ratios:
Return on average assets                                                      0.15%               0.51%
Return on average equity                                                      0.61%               2.09%
Net interest rate spread (1)                                                  1.76%               2.09%
Net interest margin (2)                                                       2.46%               2.62%
Average interest-earning assets to average
  interest-bearing liabilities                                              126.79%             127.70%
Efficiency ratio (net of gain on sale of securities)                         92.67%              73.85%
Non-interest expense to average assets                                        2.20%               1.87%

(1) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(2) Net interest income divided by average interest-earning assets.

                                                                         For the Six Months Ended
                                                                      -------------------------------------
                                                                        December 31,         December 31,
                                                                            2006                 2005
                                                                            ----                 ----
Asset Quality Ratios:(1)
Non-performing loans to total loans                                           0.08%               0.20%
Non-performing assets to total assets                                         0.04%               0.07%
Net charge-offs to average loans outstanding                                  0.00%               0.00%
Allowance for loan losses to total loans                                      0.72%               0.88%
Allowance for loan losses to non-performing loans                           900.63%             447.54%

(1) Asset quality ratios are period end ratios unless otherwise noted.

                                                                            For the Six Months Ended
                                                                      -------------------------------------
                                                                        December 31,         December 31,
                                                                            2006                 2005
                                                                            ----                 ----
Capital Ratios:
Average equity to average assets                                             23.98%              24.22%
Equity to assets at period end                                               23.33%              24.55%
Tangible equity to tangible assets at period end                             20.29%              21.18%


KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data, Unaudited)


                                                                         For the Six Months Ended
                                                                   -------------------------------------
                                                                     December 31,         December 31,
                                                                         2006                 2005
                                                                         ----                 ----
Average Balances:
Net loans receivable                                               $        744,116       $     593,973
Mortgage-backed securities available for sale                               679,406                   -
Mortgage-backed securities held to maturity                                       -             748,374
Securities held to maturity and securities
  available for sale                                                        199,884             495,102
Other interest-earning assets                                               234,657              91,660
                                                                   -----------------      --------------
        Total interest earning assets                                     1,858,063           1,929,109
Non-interest-earning assets                                                 166,713             158,444
                                                                   -----------------      --------------
        Total assets                                               $      2,024,776       $   2,087,553
                                                                   =================      ==============

Interest-bearing deposits                                          $      1,405,879       $   1,448,498
FHLB advances                                                                59,598              62,136
                                                                   -----------------      --------------
        Total interest-bearing liabilities                                1,465,477           1,510,634
Non-interest-bearing liabilities                                             73,805              71,321
Stockholders' equity                                                        485,494             505,598
                                                                   -----------------      --------------
        Total liabilities and stockholders' equity                 $      2,024,776       $   2,087,553
                                                                   =================      ==============

                                                                         For the Six Months Ended
                                                                   -------------------------------------
                                                                     December 31,         December 31,
                                                                         2006                 2005
                                                                         ----                 ----
Spread and Margin Analysis:
Average yield on:
  Net loans receivable                                                        5.75%               5.61%
  Mortgage-backed securities available for sale                               4.74%                  -
  Mortgage-backed securities held to maturity                                    -                4.54%
  Securities held to maturity and securities
    available for sale                                                        4.05%               3.51%
  Other interest-earning assets                                               4.97%               3.55%
Average cost of:
  Interest-bearing deposits                                                   3.25%               2.34%
  FHLB advances                                                               5.56%               5.56%
Net interest rate spread                                                      1.76%               2.09%
Net interest margin                                                           2.46%               2.62%
Average interest-earning assets to average
  interest-bearing liabilities                                              126.79%             127.70%
